UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 20, 2010

(Date of earliest event reported)

CELLCO PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-160446	22-3372889
(Commission File Number)	(IRS Employer Identification No.)

One Verizon Way Basking Ridge, NJ	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2010, Cellco Partnership (Verizon Wireless) filed a Current Report on Form 8-K to report that Daniel S. Mead had been appointed President and Chief Executive Officer of Verizon Wireless, and John G. Stratton had been appointed Executive Vice President and Chief Operating Officer of Verizon Wireless, effective October 1, 2010.

Verizon Wireless is filing this amended Current Report on Form 8-K/A to report that the Human Resources Committee of the Board of Directors of Verizon Communications Inc. and the Human Resources Committee of the Board of Representatives of Verizon Wireless (the Verizon Wireless Committee) approved a base salary increase for Mr. Mead in connection with his appointment from $575,000 to $725,000 on November 4, 2010 and November 10, 2010, respectively. Mr. Mead’s target short- and long-term incentive opportunities as a percentage of base salary remain the same.

On November 10, 2010, the Verizon Wireless Committee also approved a base salary increase for Mr. Stratton in connection with his appointment from $530,000 to $600,000. Mr. Stratton’s target short- and long-term incentive opportunities as a percentage of base salary remain the same.

These compensation changes are effective as of November 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellco Partnership
(Registrant)

Date: November 10, 2010	/s/ Steven E. Zipperstein
Steven E. Zipperstein
Vice President – Legal & External Affairs, General Counsel and Secretary